                         CERTIFICATE OF INCORPORATION
                                      OF
                          MARKWEST HYDROCARBON, INC.


     To form a corporation pursuant to the Delaware General Corporation Law, the undersigned hereby certifies as follows:

                                   ARTICLE I
                                   ---------

     The name of the corporation (the "Corporation") is "MarkWest Hydrocarbon, Inc."

                                  ARTICLE II
                                  ----------

     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III
                                  -----------

     The nature of the business and purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                  ARTICLE IV
                                  ----------

     The name and mailing address of the incorporator is as follows:

               Gregory A. Piel
               Dorsey & Whitney LLP
               Suite 4400
               370 Seventeenth Street
               Denver, Colorado  80202

                                   ARTICLE V
                                   ---------

     The total number of shares of capital stock which the Corporation is authorized to issue shall be twenty-five million (25,000,000) shares, consisting of twenty million (20,000,000) shares of common stock, par value $0.01 per share ("Common Stock"), and five million (5,000,000) shares of preferred stock, par value $0.01 per share ("Preferred Stock").

     The relative powers, preferences and rights together with the qualifications and limitations and restrictions of the Common Stock and the Preferred Stock are as follows:

================================================================================

          1.   COMMON STOCK

     (a)  Dividends and Distributions. Subject to the preferences and other
          ---------------------------
rights of the Preferred Stock, the holders of Common Stock shall be entitled to receive their pro rata shares, based upon the number of shares of Common Stock held by them, of such dividends or other distributions as may be declared by the board of directors from time to time, when and as declared by the board of directors, out of funds legally available therefor.

     (b)  Liquidation. In the event of any liquidation, dissolution or winding
          -----------
up of the affairs of the Corporation, voluntary or involuntary, after payment or provision for payment to the holders of Preferred Stock of the amounts to which they may be entitled, the remaining assets of the Corporation available to stockholders shall be distributed equally per share to the holders of common Stock.

     (c)  Voting Rights. Each holder of Common Stock shall be entitled to one
          -------------
vote in respect of each share of Common Stock held of record on all matters submitted to a vote of stockholders. Holders of Common Stock shall not be entitled to cumulate their votes in the election of directors and shall not be entitled to any preemptive rights to acquire shares of any class or series of capital stock of the Corporation.

          2.   UNDESIGNATED PREFERRED STOCK

     The board of directors of the Corporation is hereby authorized to provide, by resolution or resolutions adopted by such board, for the issuance of Preferred Stock from time to time in one or more classes and/or series, to establish the number of shares of each such class or series, and to fix the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of the shares of each such class or series, all to the full extent permitted by the Delaware General Corporation Law, Sections 102(a)(4) and 151, or any successor provisions. Without limiting the generality of the foregoing, the board of directors is authorized to provide that shares of a class or series of Preferred Stock:

          (1) are entitled to cumulative, partially cumulative or noncumulative dividends or other distributions payable in cash, capital stock or indebtedness of the Corporation or other property, at such times and in such amounts as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

     (2) are entitled to a preference with respect to payment of dividends over one or more other classes and/or series of capital stock of the Corporation;

     (3) are entitled to a preference with respect to any distribution of assets of the Corporation upon its liquidation, dissolution or winding up over one or more other classes and/or series of capital stock of the Corporation in such amount as is set forth in the board resolutions establishing such class or series or as is determined in a manner specified in such resolutions;

     (4) are redeemable or exchangeable at the option of the Corporation and/or on a mandatory basis for cash, capital stock or indebtedness of the Corporation or other property, at such times or upon the occurrence of such events, and at such prices, as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

     (5) are entitled to the benefits of such sinking fund, if any, as is required to be established by the Corporation for the redemption and/or purchase of such shares by the board resolutions establishing such class or series;

     (6) are convertible at the option of the holders thereof into shares of any other class or series of capital stock of the Corporation, at such times or upon the occurrence of such events, and upon such terms, as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

     (7) are exchangeable at the option of the holders thereof for cash, capital stock or indebtedness of the Corporation or other property, at such times or upon the occurrence of such events, and at such prices, as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

     (8) are entitled to such voting rights, if any, as are specified in the board resolutions establishing such class or series (including, without limiting the generality of the foregoing, the right to elect one or more directors voting alone as a single class or series or together with one or more other classes and/or series of Preferred Stock, if so specified by such board resolutions) at all times or upon the occurrence of specified events; and

                (9) are subject to restrictions on the issuance of additional shares of Preferred Stock of such class or series or of any other class or series, or on the reissuance of shares of Preferred Stock of such class or series or of any other class or series, or on increases or decreases in the number of authorized shares of Preferred Dtock of such class or series or of any other class or series.

        Without limiting the generality of the foregoing authorizations, any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of a class or series of Preferred Stock may be made dependent upon facts ascertainable outside the board resolutions establishing such class or series, all to the full extent permitted by the Delaware General Corporation Law. Unless otherwise specified in the board resolutions establishing a class or series of Preferred Stock, holders of a class or series of Preferred Stock shall not be entitled to cumulate their votes in any election of directors in which they are entitled to vote and shall not be entitled to any preemptive rights to acquire shares of any class or series of capital stock of the Corporation.

                                  ARTICLE VI
                                  ----------

        The Corporation is to have perpetual existence.

                                  ARTICLE VII
                                  -----------
        In furtherance and not in limitation of the powers conferred by statute, the by-laws of the Corporation may be made, altered, amended or repealed by the holders of at least a majority of the shares entitled to vote on the proposed action or by the majority vote of the board of directors.

                                 ARTICLE VIII
                                 ------------

        Elections of directors need not be by written ballot.

                                  ARTICLE IX
                                  ----------

        (a) The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of or in any other capacity with another corporation, partnership,joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        (b) Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee, or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article.

        (c) The indemnification and other rights set forth in this paragraph shall not be exclusive of any provisions with respect thereto in the by-laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

        (d)  Neither the amendment nor repeal of this Article IX, paragraph (a),
(b) or (c), nor the adoption of any provision of this Certificate of Incorporation inconsistent with Article IX, paragraph (a), (b) or (c), shall eliminate or reduce the effect of this Article IX, paragraphs (a), (b) and (c), in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article IX, paragraph (a), (b) or (c), if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

        (e) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under this section.

        (f) No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (i) shall be liable under Section 174 of the Delaware General Corporation Law or any amendment thereto or successor provision thereto, or (ii) shall be liable by reason that, in addition to any and all other requirements for liability, he or she:

(1) shall have breached his or her duty of loyalty to the Corporation or its stockholders;

(2) shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

(3) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

(4)  shall have derived an improper personal benefit.

    If the Delaware General Corporation Law is amended after June 25, 1996, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                                   ARTICLE X
                                   ---------

    Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or classes of creditors, and/or on all stockholders or classes of stockholders of this Corporation, as the case may be, and also on this Corporation.

                                  ARTICLE XI
                                  ----------
    Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

                                  ARTICLE XII
                                  -----------

    The initial board of directors shall be comprised of:

          Name                              Address
          ----                              -------

          John M. Fox                       5613 DTC Parkway, Suite 400
                                            Englewood, CO 80111

          Brian T. O'Neill                  5613 DTC Parkway, Suite 400
                                            Englewood, CO 80111

          Arthur J. Denney                  5613 DTC Parkway, Suite 400
                                            Englewood, CO 80111

          Norman H. Foster                  1625 Broadway, Suite 530
                                            Denver, CO 80202

          David R. Whitney                  22 Waterville Road
                                            Avon, CT 06001

          Barry W. Spector                  1050 17th Street, Suite 1660
                                            Denver, CO 80202

                                 ARTICLE XIII
                                 ------------

    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in any manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

    THE UNDERSIGNED, being the incorporator hereinbefore named, for the purposes of forming a corporation pursuant to the Delaware General Corporation Law makes this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true and, accordingly, has hereunto set his hand this 25th day of June, 1996.


                                                  /s/ Gregory A. Piel
                                                  ------------------------------
                                                  Gregory A. Piel


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